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                    ENVIRONMENTAL RESPONSIBILITY AGREEMENT



     This ENVIRONMENTAL RESPONSIBILITY AGREEMENT ("Agreement") is made as of December 1, 1999, by and among ACX Technologies, Inc. ("ACX"), and its Affiliates, and CoorsTek, Inc. ("CTI"), and its Affiliates, hereinafter collectively referred to as the "Parties."

                                    RECITALS

     As part of this Agreement, the Parties recite certain background information, so that persons who may subsequently read, interpret, and apply this Agreement may understand the motives and intent of the Parties and be better able to interpret and apply its provisions.

     A. The Parties recognize that their historical operations may give rise to certain environmental liabilities.

     B. The Parties recognize that future situations may involve both ACX Parties and CTI Parties as a result of geographic proximity of operations and past inter-company transactions and arrangements.

     C. The Parties intend that each of them will be and remain responsible for their own respective actions, practices, operations, and wastes, including those that pre-date this Agreement.

     D. The Parties further recognize that providing for the handling and resolution of environmental conditions involving ACX Parties and CTI Parties is in their common interests.

     E. In furtherance of their common interests, the Parties may desire to exchange documents (as that term is used in Fed. Rule Civ. P. 34) and/or information that may be privileged work product or subject to federal and/or state privileges, including, but not limited, to the attorney-client privilege.

     F. By distributing any documents or information among themselves under the terms and conditions as set forth herein, the Parties intend to fully preserve and not to waive any privilege or other protection that may be available with respect to such documents or information.

     G. In no event shall entering into this Agreement, or any subsequent agreement relating to allocation of costs associated with any Liability, be construed or used in any manner as an admission of any responsibility or liability or any share thereof by any Party, or as a waiver by any Party of any defenses or claims relating to any Liability, except as expressly set forth herein.

     1.  Definitions.  Capitalized terms used and not otherwise defined herein
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will have the definitions set forth in the Distribution Agreement dated as of
October __, 1999, between ACX and CTI ("Distribution Agreement"). Other terms capitalized herein shall have the following meanings:
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     "ACX" shall mean ACX and its successors and assigns.

     "ACX Parties" shall mean ACX and its Affiliates.

     "CTI" shall mean CTI and its successors and assigns.

     "CTI Parties" shall mean CTI and its Affiliates.

     "Environmental Liability(ies)" shall mean any demand, claim, proceeding, cause of action, obligation, or liability which arises, or allegedly arises, from a Party's use, storage, generation, transportation, release, discharge, emission or disposal of any material, waste, pollutant or contaminant at any time, including all times prior to the effective date of this Agreement.

     "Parties(ies)" shall mean CTI Parties and ACX Parties.

     "Shared Information" shall mean mental impressions, client confidences, expert opinions, data bases, opinions, work product, information, memoranda, reports, and other documents shared by the Parties under this Agreement that are considered confidential and/or privileged.

     2.  Term of Agreement.  The Agreement shall be effective commencing on
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January 1, 2000, and shall remain in effect for fifty (50) years thereafter.

     3.  Indemnification.
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         (a) Each ACX Party shall severally indemnify, defend and hold harmless each CTI Party and each of their respective directors, officers, employees and agents from and against any and all Environmental Liabilities incurred or suffered by such CTI Party in connection with or arising out of or due to, directly or indirectly, (i) any past, present or future actions, practices, or operations of such ACX Party, or (ii) any failure to perform, or violation of, any provision of this Agreement that is to be performed or complied with by such ACX Party.

         (b) Each CTI Party shall severally indemnify, defend and hold harmless each ACX Party and each of their respective directors, officers, employees and agents from and against any and all Environmental Liabilities incurred or suffered by such ACX Party in connection with or arising out of or due to, directly or indirectly, (i) any past, present or future actions, practices, or operations of such CTI Party, or (ii) any failure to perform, or violation of, any provision of this Agreement that is to be performed or complied with by such CTI Party.

     4.  Duty to Notify.  If any ACX Party or CTI Party becomes aware of (a) any
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potential or actual Environmental Liability with respect to which the other is or could be named or (b) a reasonable likelihood that Environmental Liabilities may be asserted against such other Party, it shall promptly so notify such Party.

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     5.  Duty to Cooperate.  The Party giving such notice and the Party that has
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been so notified shall cooperate with each other to coordinate the exchange of information (including access to knowledgeable employees) related to the investigation, defense or settlement of any Environmental Liability.

     6.  Confidentiality and Use of Information.
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         (a) Confidentiality of Shared Information. By distributing any documents or information among themselves under the terms and conditions of this Agreement, the Parties expressly agree not to waive, and intend to fully preserve, any privilege or other protection that may be available with respect to such documents or information. Each Party agrees that all Shared Information received from any other Party or its counsel pursuant to this Agreement shall be held in strict confidence by the receiving Party and that such information shall be used only in connection with any Liability. The Shared Information may, but need not, be marked "Confidential" or with a similar legend. Distribution of Shared Information among the Parties shall not constitute a waiver of the attorney-client or attorney-work product privileges. Any Party receiving Shared Information pursuant to this Agreement agrees to distribute the information only in a manner consistent with the privileges protecting such information. Each Party shall take all necessary and appropriate measures to ensure that any person who is granted access to any Shared Information or who in any manner participates in joint projects, or who otherwise assists any counsel in connection with the performance of this Agreement, is familiar with the terms of this Agreement and complies with such terms as they relate to the duties of such person.

         (b) Intent, Duration, and Scope of Confidentiality Provisions. The Parties intend to protect from disclosure all Shared Information exchanged pursuant to this Agreement to the greatest extent permitted by law regardless of whether the information is marked "Confidential." The provisions of this Agreement shall not apply to information that is now or hereafter becomes public knowledge without violation of this Agreement or which is sought and attained from a Party pursuant to discovery procedures and not otherwise protected from disclosure. The confidentiality obligations of the Parties shall survive the termination of this Agreement and the resolution or settlement of any Liability.

         (c) Notification of Proposed Disclosure. If any Party is subpoenaed or becomes the subject of any process that will require or result in the disclosure of any confidential information, that Party will promptly notify the other Parties.

     7.  Enforcement of Agreement/Dispute Resolution.  If the Parties are unable
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to resolve any disagreement or dispute arising out of matters within the scope of this Agreement, then the provisions in Article IX of the Distribution Agreement shall apply. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the federal and state rules of evidence.

     8.  Rights of Contribution.  In circumstances in which the indemnification
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provisions of this Agreement apply, such provisions are in lieu of federal and state statutory and common

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law rights of contribution. The rights created by the Agreement are stipulated to be contractual in nature.

     9.   Reservation of Rights.  Except as provided in Section 8, the Parties
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reserve any and all rights they may have under other agreements or under any federal or state statutory or common law.

     10.  Joint Defense Agreements. Except as otherwise provided in the
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Distribution Agreement, for any Third Party Claim in which both one or more ACX
Parties and one or more CTI Parties share an actual or potential material interest, the Parties affected thereby shall enter into a Joint Defense Agreement. Unless an Indemnifying Party is the sole indemnifying party or the parties otherwise specifically agree in writing in a Joint Defense Agreement, each party shall pay its proportionate share (as provided in the Joint Defense Agreement) of all costs and expenses reasonably incurred in connection with the defense of such Third Party Claim.

     11.  Miscellaneous.
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          (a) Amendment. This Agreement may be amended at any time by agreement of ACX and CTI. All amendments shall be in writing and executed by ACX and CTI.

          (b) No Admission. Nothing in this Agreement is intended as, shall constitute, or shall be interpreted, construed, or used as evidence of any admission by a Party of any wrongdoing, liability, or fault (including comparative or proportional fault or liability), a waiver of any defense, an estoppel, or an admission as to any matter of law or fact, either as among the Parties or with respect to any person or entity not a Party to this Agreement; provided, however, that any Party shall be entitled to use this Agreement as may become necessary to enforce its terms.

          (c) Entire Agreement. This Agreement constitutes the entire Agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous written or oral agreements or understandings relating to the subject matter of this Agreement.

          (d) Counterparts. This Agreement may be executed in multiple counterparts.

          (e) Successors, Assigns and Additional Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of any of the Parties. ACX and CTI shall cause their respective new Affiliates to be bound by this Agreement.

          (f) Partial Invalidity. If any portion of this Agreement is declared invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

          (g) No Other Beneficiaries. Except to the extent expressly provided otherwise herein, this Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer or other third party who would otherwise be obligated to pay any claim of the

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responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto, and each party agrees to waive such rights against the other to the fullest extent permitted.

          (h) Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Colorado, except for any conflict of laws provisions in said laws of the State of Colorado that might otherwise require the application of the laws of a jurisdiction other than the State of Colorado.

          (i) Headings. The headings contained in this Agreement are for convenience only and are not intended to limit the scope or affect the interpretation of any provision of this Agreement.

          (j) Joint Negotiation. The Parties acknowledge that this Agreement is the result of joint negotiations among the Parties and agree that neither this agreement nor any amendment to the Agreement shall be construed or interpreted against any Party on the grounds of sole or primary authorship.

          (k) Relationship of Parties. Each Party reserves the right to select and retain or employ its own legal counsel to represent such Party in connection with this Agreement. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, agency, or other similar relationship between or among any Parties.

     Effective as of the 1st day of January, 2000.

ACX TECHNOLOGIES, INC.                   COORSTEK, INC.


By:    /s/ Jill B.W. Sisson              By:    /s/ Katherine A. Resler
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Name:  Jill B.W. Sisson                  Name:  Katherine A. Resler
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Title: General Counsel and Secretary     Title: General Counsel and Secretary
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